UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2025

Edgemode, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55647	47-4046237
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 E. Broward Blvd., Suite 1700, Ft. Lauderdale, FL 33301

(Address of Principal Executive Offices, and Zip Code)

(707) 687-9093

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 15, 2025, Edgemode, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Promissory Note Purchase Agreement”) with an accredited investor (the “Investor”), pursuant to which the Company sold the Investor an unsecured original issue discount promissory note in the principal amount of $81,600 (the “Promissory Note”). The Company received net proceeds of $60,000 in consideration of issuance of the Promissory Note. The proceeds from the sale of the Promissory Note shall be used for working capital. In addition, the Company paid $8,000 to the Investor and its counsel for legal and due diligence fees.

The Promissory Note carries a one-time interest charge of 13% which was applied on the issuance date to the principal (22% upon the occurrence of an event of default) and has a maturity date of May 15, 2026. The Promissory Note is convertible into common shares of the Company at any time following an event of default. The conversion price shall be 71% of the lowest trading price of the Company’s common stock during the 20 trading days prior to the conversion date. The outstanding principal and accrued interest shall be paid in four monthly payments as follows: (i) $46,920 on February 15, 2026, (ii) $15,640 on March 15, 2026, (iii) $15,640 on April 15, 2026, and (iv) $15,640 on May 15, 2026.

The Promissory Note provides for standard and customary events of default such as failing to timely make payments under the Promissory Note when due, the failure of the Company to timely comply with the Securities Exchange Act of 1934 reporting requirements and the failure to maintain a listing on the OTC Markets. The Promissory Note also contains customary covenants. At no time may the Promissory Note be converted into shares of the Company’s common stock if such conversion would result in the Investor, or its affiliates owning an aggregate of more than 4.99% of the then outstanding shares of the Company’s common stock.

The Promissory Note was issued in a private placement in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933.

The description of the Promissory Note Purchase Agreement and the Promissory Note are not complete and are qualified in its entirety by the full text of the Promissory Note Purchase Agreement and the Promissory Note, filed herewith as Exhibits 10.1 and 10.2, which are incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided above in Item 1.01 herein is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided above in Item 1.01 herein is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

10.1	Securities Purchase Agreement between Edgemode, Inc. and 1800 Diagonal Lending LLC dated August 15, 2025

10.2	Promissory Note issued by Edgemode, Inc. in favor of 1800 Diagonal Lending LLC dated August 15, 2025

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edgemode, Inc.

Dated: August 26, 2025	By:	/s/ Charlie Faulkner
	Name:	Charlie Faulkner
	Title:	Chief Executive Officer

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